Exhibit 32

Certifications

In connection with the quarterly report on Form 10-Q for the quarter ended September 30, 2003 of AIG SunAmerica Life Assurance Company as filed with the Securities and Exchange Commission on the date hereof (the Report), each of, Jay S. Wintrob, Chief Executive Officer of the Company, and N. Scott Gillis, Senior Vice President and Principal Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JAY S. WINTROB Jay S. Wintrob Chief Executive Officer

/s/ N. Scott Gillis N. Scott Gillis, Senior Vice President and Principal Financial Officer